Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-35024




PROSPECTUS SUPPLEMENT DATED May 31, 2000

(To Prospectus filed on May 8, 2000)



                                PMC-SIERRA, INC.



                                   PROSPECTUS

                        4,794,065 Shares of Common Stock

                         -----------------------------


         This Prospectus Supplement together, with the Prospectus listed above, is to be used by certain holders of the above-referenced securities or by their transferees, pledgees, donees or their successors in connection with the offer and sale of the above referenced securities.

         The table captioned "Selling Stockholders" commencing on page 4 of the Prospectus is hereby amended to reflect the following additions and changes.



                                                                Shares to be
                                                               Offered for the
       Selling Stockholders                                  Selling Stockholder
---------------------------------------------------------    -------------------

The John H. Kemps and Jenny E. Kemps Charitable Remainder
Trust, John H. Kemps and Jenny E. Kemps Trustees                       16,500

The Windmill Foundation, John H. Kemps and Jenny E. Kemps Trustees      8,250

Bruce S. Buckley, Custodian for Matthew E. Buckley UTMA                   135

Scott E. Pennington and Amanda E. Pennington, JTWROS                      270

Rachel C. Buckley                                                         135